Exhibit 99.1

Contacts:

Investors: Kurt Harrington at 703-312-9647 or kharrington@fbr.com

Media: Lauren Burk at 703-469-1004 or lburk@fbr.com

FBR Announces Record 2004 Financial Results:

A 74% increase in Net Income to $350 Million as

Total Revenues Exceed $1 Billion

Fourth Quarter Records in Net Income, Earnings Per Share

Arlington, Va., February 9, 2005 – Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) today announced record financial results for 2004. For the year ended December 31, 2004, FBR’s total revenues exceeded $1 billion, and net after-tax earnings grew 73.6% to $349.6 million compared to $201.4 million in 2003 1. Earnings per share (diluted) increased 27.0% to a record $2.07, compared to $1.63 in 2003.

During the fourth quarter 2004, net after-tax income was $86.6 million, or $0.51 per share (diluted), compared to $80.0 million, or $0.49 per share (diluted), in the final quarter of 2003. Net revenues for the quarter were $245.1 million, an increase of 11.0%.

For the full year, the company declared a total of $1.53 per share in dividends and increased its book value per share from $9.41 at December 31, 2003 to $9.46 at December 31, 2004. Book value per share net of Accumulated Other Comprehensive Income (AOCI) increased 7.1% from $9.04 at December 31, 2003 to $9.68 at December 31, 2004. The dividends and increase in book value per share net of AOCI provided a 24.0% total return to shareholders in 2004.2

“During 2004 we achieved an industry leading ROE of 22.3% despite using the lowest level of leverage of any comparable capital markets company. What is particularly significant is that we achieved these results while making really substantial investments in our existing platform,” said Eric F. Billings, Co-Chairman and Co-Chief Executive Officer. “We increased our headcount by more than 40%, we undertook expansions or relocations in six of our 16 offices, we expanded our asset-backed securities (ABS) banking unit, and took a major step toward building better brand awareness through advertising, conferences, and our ongoing sponsorship of the FBR Open. In addition, early in 2005 we created a fixed-income securities trading group and entered into an agreement to acquire First NLC Financial Services, LLC (FNLC), a rapidly growing non-conforming mortgage lender. We expect that the positive impact of all these steps will be seen in future earnings as we reposition our mortgage portfolio to include non-conforming mortgages and as we broaden and grow our capital markets businesses. The effect of these new initiatives combined with the strength of our historical business makes us very optimistic about our prospects for growth in 2005 and beyond.”

The company’s record 2004 performance was driven by the record results achieved in its investment banking, institutional brokerage and asset management businesses. During the year, FBR lead-managed over $12 billion of capital-raising transactions. For the full year 2004, FBR was the # 1 ranked book-running manager of equity capital for U.S. companies with a billion dollars or less of market capitalization and the # 7 ranked book-running manager for all U.S. initial public offerings (IPOs).3

“We are pleased with the results of our investment banking business. Our strategy to grow this business by adding talented bankers to our unique capital markets platform has proven effective. Our 2004 results also reflect our success in maintaining client relationships while expanding our client base into new areas. In particular, we are excited about our success with financial sponsor groups in 2004 and believe this will be an area of continued growth for us in 2005,” said Emanuel J. Friedman, Co-Chairman and Co-Chief Executive Officer.

Results Summary: Full Year 2004

•	Net earnings grew 73.6% to $349.6 million, compared to $201.4 million in 2003

•	Earnings per share (diluted) grew 27.0% to $2.07, compared to $1.63 for 2003

•	Return on equity for the full year was 22.3% compared to 22.4% in 2003

•	Net revenues increased 58.7% to $887.9 million versus $559.5 million in 2003

•	Capital markets revenues grew 60.5% to $538.4 million, versus $335.5 million in 2003

•	During 2004 FBR declared four regular quarterly dividends of $0.34 per share each and two special dividends totaling $0.17 per share, bringing total dividends for the year to $1.53 per share versus $1.36 for the prior year

Results Summary: Fourth Quarter 2004

•	Net earnings grew 8.3% to $86.6 million, compared to $80.0 million for the fourth quarter of 2003

•	Diluted earnings per share were $0.51, compared to $0.49 for the fourth quarter of 2003, an increase of 4.1%

•	Return on equity for the quarter was 22.2% compared to 24.4% for the fourth quarter of 2003

•	Net revenues grew 11.0% to a record $245.1 million, versus $220.9 million for the fourth quarter of 2003

•	Capital markets revenues grew 10.7% to a record $159.3 million, versus $143.9 million for the fourth quarter of 2003

•	On December 9, 2004, FBR declared a regular quarterly dividend of $0.34 per share and a special dividend of $0.05 per share, which were paid on January 28, 2005

Investment Banking

Revenues from FBR’s investment banking operations totaled $428.3 million for the year and $133.6 million for the fourth quarter, respective increases of 63.9% and 11.0% versus the comparable periods in 2003. In 2004, FBR’s investment banking team executed 127 banking assignments with a total transaction value of over $27 billion, including more than $12 billion in 61 lead-managed capital-raising transactions.

Highlights for lead-managed capital raises include:

•	$4.2 billion in 21 initial public offerings (IPOs), with $1.6 billion occurring in the fourth quarter

•	$3.4 billion in private placements, $955.6 million placed in the fourth quarter

•	$1.7 billion in 17 follow-on and secondary offerings

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•	$770 million in corporate debt and non-convertible preferred securities

•	$2.0 billion in asset-backed securities

Other investment banking highlights include:

•	FBR advised on 24 successful mergers, acquisitions and advisory transactions

•	FBR earned the following rankings for 2004: [3]

•	# 1 book-running manager for all U.S. common equity capital raises for issuers with a market capitalization of $1 billion and under

•	# 7 book-running manager for all U.S. IPOs

•	# 1 book-running manager for all U.S. IPOs for issuers with a market capitalization of $1 billion and under

•	# 9 book-running manager for all U.S. public common equity capital raises

Institutional Brokerage and Research

FBR’s institutional brokerage revenues totaled $110.1 million for the year, an increase of 48.6% over 2003’s revenues of $74.1 million.

•	In the fourth quarter, institutional brokerage revenues rose to $25.7 million versus $23.5 million for the fourth quarter of 2003, a 9.4% increase

•	In 2004, FBR expanded its institutional brokerage and research team by 37%

•	During the year the company increased its research coverage by 167 companies, particularly in the consumer, diversified industrials, and technology, media and telecommunications sectors

Asset Management

FBR’s asset management franchise continued its robust growth, increasing net assets under management by $1.1 billion, an increase of 52.4% for the year.

•	Total funds under management stood at $3.2 billion at December 31, 2004 versus $2.1 billion at December 31, 2003

•	Net fund inflows totaled $633.2 million for the year of which $223.8 million were associated with alternative investment vehicles

•	Base and incentive fees increased 29.3% to $39.2 million in 2004 from $30.3 million in 2003 (excludes fees earned from management of FBR Asset Investment Corporation prior to its merger in March 2003 with FBR Group)

•	Total mutual fund assets equaled $2.3 billion at year end versus $1.7 billion at the end of 2003

•	FBR’s Small Cap Fund was ranked # 1 for one-year performance ending February 5, 2005 among Small-Cap Growth Funds by Lipper [4]

•	FBR’s Small Cap Financial Fund was ranked by Money magazine as the # 7 major stock fund for the five years ended December 15, 2004 [5]

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Principal Investment

FBR’s principal investing activities achieved revenues net of interest expense of $303.2 million during 2004 compared to $174.1 million during 2003. For the fourth quarter, principal investment revenues net of interest expense equaled $67.2 million compared to $61.7 million for the fourth quarter of 2003.

During 2004, there were five increases in the federal funds rate and a general flattening of the yield curve. Despite these factors, the mortgage-backed securities (MBS) portfolio earned a return on equity equal to 18.4% and a net spread of 166 basis points for the full year. The portfolio achieved a return on equity of 14.4% and a net spread of 123 basis points for the fourth quarter.

•	The fair market value of FBR’s MBS portfolio totaled $11.7 billion on December 31, 2004. Year-end leverage (debt-to-equity) in the MBS portfolio was 11.2 compared to 9.9 at September 30, 2004 and 9.0 at December 31, 2003.

•	During 2004, FBR’s MBS portfolio had a weighted average annual yield of 3.16%, and the weighted average financing rate was 1.50% (including the cost of hedging), resulting in a net interest spread of 1.66% for the year. During the fourth quarter, the portfolio had a weighted average annual yield of 3.18% and a weighted average financing rate of 1.95% (including the benefit of hedging), resulting in a net interest spread of 1.23% for the quarter.

•	The portfolio continued to experience a relatively high historical average one-month constant prepayment rate (CPR) of 27.1 for 2004. For the fourth quarter of 2004, the average one-month CPR was 25.5, down from the 30.4 experienced in the third quarter.

•	Amortization of premium during the year equaled $78.8 million with $17.8 million for the fourth quarter. The weighted average remaining premium of FBR’s MBS portfolio was 1.68% on December 31, 2004 compared to 1.99% at year-end 2003.

•	As of year-end 2004, FBR’s MBS portfolio continued to maintain a low effective duration (a measure of interest rate sensitivity) of 0.78 compared to 0.94 on December 31, 2003.

The total value of FBR’s merchant banking portfolio and other long-term investments was $441.5 million as of December 31, 2004. Of this total, $352.9 million was held in the merchant banking portfolio, $70.7 million was held in alternative asset funds, and $17.9 million was held in other long-term investments.

•	During 2004, FBR recorded $116.6 million of net investment income and dividends from principal investing which included $81.3 million of net merchant banking gains and $14.6 million of dividends.

•	For the fourth quarter, net investment income and dividends was $33.6 million including $17.9 million of net merchant banking gains and $6.2 million of dividends.

•	Unrealized gains at December 31, 2004 in the merchant banking portfolio equaled $33.4 million.

Looking Forward

With the planned acquisition of FNLC, the company believes it can shift approximately 70% of the equity it currently deploys in the agency MBS strategy into non-conforming mortgages during 2005. This would result in approximately $700 million of its equity capital invested in non-conforming mortgages with a total balance of approximately $10.5 billion, all substantially match-funded to mitigate interest rate risk. FBR’s willingness and ability to execute this transition will ultimately depend on a variety of market factors. It is, however, the company’s current judgment that this portfolio can achieve a return on equity in excess of 25% in the current environment and possibly higher returns in the future as contrasted with the approximate 14% ROE achieved in its MBS strategy during the fourth quarter.

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Friedman, Billings, Ramsey Group, Inc. provides investment banking,6 institutional brokerage,6 asset management, and private client services through its operating subsidiaries and invests in mortgage-backed securities and merchant banking opportunities. FBR focuses capital and financial expertise on eight industry sectors: consumer, diversified industrials, energy, financial institutions, healthcare, insurance, real estate, and technology, media and telecommunications. FBR, headquartered in the Washington, D.C. metropolitan area, with offices in Arlington, Va. and Bethesda, Md., also has offices in Boston, Chicago, Cleveland, Dallas, Denver, Houston, Irvine, London, New York, Phoenix, Portland, San Francisco, Seattle, and Vienna. For more information, please see http://www.fbr.com.

A live webcast of FBR’s conference call will be available at 9:00 a.m. on Thursday, February 10, 2005 (Eastern Daylight Time) via http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=FBR. Replays of the webcast will be available afterward.

Financial data follows.

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FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Quarter ended December 31,
	2004	%	2003	%
REVENUES:
Investment banking:
Underwriting	$73,029	29.8%	$47,015	21.3%
Corporate finance	60,547	24.7%	73,347	33.2%
Institutional brokerage:
Principal transactions	4,758	1.9%	7,089	3.2%
Agency commissions	20,948	8.5%	16,447	7.4%
Asset management:
Base management fees	8,344	3.4%	6,120	2.8%
Incentive allocations and fees	7,982	3.3%	5,424	2.5%
Principal investment:
Interest	86,550	35.3%	69,961	31.7%
Net investment income	27,442	11.2%	15,130	6.8%
Dividends	6,169	2.5%	1,278	0.6%
Other	2,329	1.0%	3,776	1.7%

Total revenues	298,098	121.6%	245,587	111.2%
Interest expense	52,968	21.6%	24,656	11.2%

Revenues, net of interest expense	245,130	100.0%	220,931	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	95,113	38.8%	91,239	41.3%
Professional services	11,832	4.8%	8,570	3.9%
Business development	11,248	4.6%	6,589	3.0%
Clearing and brokerage fees	2,186	0.9%	1,977	0.9%
Occupancy and equipment	4,330	1.8%	2,743	1.2%
Communications	4,227	1.7%	3,168	1.4%
Other operating expenses	6,570	2.7%	5,603	2.5%

Total expenses	135,506	55.3%	119,889	54.3%

Net income before income taxes	109,624	44.7%	101,042	45.7%
Income tax provision	23,032	9.4%	21,084	9.5%

Net Income	$86,592	35.3%	$79,958	36.2%

Basic earnings per share	$0.52		$0.50

Diluted earnings per share	$0.51		$0.49

Weighted average shares - basic	167,753		159,984

Weighted average shares - diluted	168,867		163,470

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Years ended December 31,
	2004	%	2003	%
REVENUES:
Investment banking:
Underwriting	$233,019	26.2%	$117,296	21.0%
Corporate finance	195,279	22.0%	144,086	25.8%
Institutional brokerage:
Principal transactions	20,444	2.3%	23,965	4.3%
Agency commissions	89,650	10.1%	50,178	9.0%
Asset management:
Base management fees	28,307	3.2%	24,782	4.4%
Incentive allocations and fees	10,940	1.2%	13,959	2.5%
Principal investment:
Interest	350,691	39.5%	168,393	30.1%
Net investment income	101,973	11.5%	70,619	12.6%
Dividends	14,644	1.6%	4,078	0.7%
Other	7,155	0.8%	11,169	2.0%

Total revenues	1,052,102	118.6%	628,525	112.3%
Interest expense	164,156	18.6%	68,995	12.3%

Revenues, net of interest expense	887,946	100.0%	559,530	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	323,524	36.4%	226,389	40.5%
Professional services	50,467	5.7%	21,628	3.9%
Business development	44,955	5.1%	21,416	3.8%
Clearing and brokerage fees	9,123	1.0%	7,014	1.3%
Occupancy and equipment	14,458	1.6%	9,585	1.7%
Communications	13,959	1.6%	10,574	1.9%
Other operating expenses	22,740	2.6%	16,919	3.0%

Total expenses	479,226	53.9%	313,525	56.0%

Net income before income taxes	408,720	46.1%	246,005	44.0%

Income tax provision	59,161	6.7%	44,591	8.0%

Net income	$349,559	39.4%	$201,414	36.0%

Basic earnings per share	$2.09		$1.68

Diluted earnings per share	$2.07		$1.63

Weighted average shares - basic	167,099		119,801

Weighted average shares - diluted	168,490		123,307

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. Financial & Statistical Supplement - Operating Results (unaudited) (Dollars in thousands, except per share data)

	YTD 2004	Q-4 04	Q-3 04	Q-2 04	Q-1 04
Revenues
Investment banking:
Underwriting	$233,019	$73,029	$65,990	$31,226	$62,774
Corporate finance	195,279	60,547	75,631	30,764	28,337
Institutional brokerage:
Principal transactions	20,444	4,758	4,241	5,426	6,019
Agency commissions	89,650	20,948	18,505	21,060	29,137
Asset management:
Base management fees	28,307	8,344	7,044	6,384	6,535
Incentive income	10,940	7,982	1,737	(1,444)	2,665
Principal investment:
Interest	350,691	86,550	88,035	87,111	88,995
Net investment income	101,973	27,442	19,090	28,832	26,609
Dividends	14,644	6,169	5,820	1,683	972
Other	7,155	2,329	1,827	1,683	1,316

Total revenues	1,052,102	298,098	287,920	212,725	253,359
Interest expense	164,156	52,968	44,265	34,276	32,647

Revenues, net of interest expense	887,946	245,130	243,655	178,449	220,712

Non-interest expenses
Compensation and benefits	323,524	95,113	95,824	57,698	74,889
Professional services	50,467	11,832	13,421	15,050	10,164
Business development	44,955	11,248	8,284	8,885	16,538
Clearing and brokerage fees	9,123	2,186	1,556	2,608	2,773
Occupancy & equipment	14,458	4,330	3,898	3,326	2,904
Communications	13,959	4,227	3,348	3,442	2,942
Other operating expenses	22,740	6,570	4,846	5,351	5,973

Total expenses	479,226	135,506	131,177	96,360	116,183

Net income before taxes	408,720	109,624	112,478	82,089	104,529

Income tax provision	59,161	23,032	20,329	910	14,890

Net income	$349,559	$86,592	$92,149	$81,179	$89,639

Net income before taxes as a percentage of net revenue	46.0%	44.7%	46.2%	46.0%	47.4%

ROE (annualized)	22.3%	22.2%	24.8%	20.8%	22.1%

Total shareholders’ equity	$1,578,524	$1,578,524	$1,543,361	$1,431,345	$1,685,673

Basic earnings per share	$2.09	$0.52	$0.55	$0.49	$0.54
Diluted earnings per share	$2.07	$0.51	$0.55	$0.48	$0.54

Ending shares outstanding (in thousands)	166,932	166,932	166,753	166,632	165,623

Book value per share	$9.46	$9.46	$9.26	$8.59	$10.18

Gross assets under management (in millions)
Managed accounts	$196.1	$196.1	$168.7	$160.3	$78.8
Hedge & offshore funds	631.6	631.6	519.3	430.0	435.4
Mutual funds	2,320.4	2,320.4	1,963.7	1,612.2	1,897.4
Private equity and venture capital funds	52.5	52.5	49.7	50.7	76.5

Total	$3,200.6	$3,200.6	$2,701.4	$2,253.2	$2,488.1

Net assets under management (in millions)
Managed accounts	$196.1	$196.1	$168.7	$160.3	$78.8
Hedge & offshore funds	589.6	589.6	482.8	409.0	350.5
Mutual funds	2,305.5	2,305.5	1,951.7	1,606.9	1,874.0
Private equity and venture capital funds	49.7	49.7	46.4	46.5	70.4

Total	$3,140.9	$3,140.9	$2,649.6	$2,222.7	$2,373.7

Productive assets under management (in millions)
Managed accounts	$196.1	$196.1	$168.7	$160.3	$78.8
Hedge & offshore funds	488.7	488.7	393.8	329.9	263.8
Mutual funds	2,305.5	2,305.5	1,951.7	1,606.9	1,874.0
Private equity and venture capital funds	70.9	70.9	70.9	111.6	131.2

Total	$3,061.2	$3,061.2	$2,585.1	$2,208.7	$2,347.8

Employee count	698	698	665	626	549

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. Financial & Statistical Supplement - Operating Results (unaudited) (Dollars in thousands, except per share data)

	YTD 2003	Q-4 03	Q-3 03	Q-2 03	Q-1 03
Revenues
Investment banking:
Underwriting	$117,296	$47,015	$37,518	$23,975	$8,788
Corporate finance	144,086	73,347	51,637	13,383	5,719
Institutional brokerage:
Principal transactions	23,965	7,089	6,549	6,576	3,751
Agency commissions	50,178	16,447	13,145	13,049	7,537
Asset management:
Base management fees	24,782	6,120	5,602	5,369	7,691
Incentive income	13,959	5,424	1,549	1,471	5,515
Principal investment:
Interest	168,393	69,961	46,849	51,583	—
Net investment income	70,619	15,130	18,178	31,767	5,544
Dividends	4,078	1,278	1,258	1,542	—
Other	11,169	3,776	2,675	(276)	4,994

Total revenues	628,525	245,587	184,960	148,439	49,539
Interest expense	68,995	24,656	22,972	19,721	1,646

Revenues, net of interest expense	559,530	220,931	161,988	128,718	47,893

Non-interest expenses
Compensation and benefits	226,389	91,239	67,505	42,841	24,804
Professional services	21,628	8,570	6,507	3,646	2,905
Business development	21,416	6,589	4,821	7,032	2,974
Clearing and brokerage fees	7,014	1,977	2,057	1,748	1,232
Occupancy & equipment	9,585	2,743	2,426	2,217	2,199
Communications	10,574	3,168	2,969	2,228	2,209
Other operating expenses	16,919	5,603	4,259	4,053	3,004

Total expenses	313,525	119,889	90,544	63,765	39,327

Net income before taxes	246,005	101,042	71,444	64,953	8,566

Income tax provision	44,591	21,084	14,483	6,181	2,843

Net income	$201,414	$79,958	$56,961	$58,772	$5,723

Net income before taxes as a percentage of net revenue	44.0%	45.7%	44.1%	50.5%	17.9%

ROE (annualized)	22.4%	24.4%	20.7%	21.9%	3.6%

Total shareholders’ equity	$1,554,339	$1,554,339	$1,068,153	$1,136,093	$1,011,647

Basic earnings per share	$1.68	$0.50	$0.42	$0.43	$0.12
Diluted earnings per share	$1.63	$0.49	$0.41	$0.43	$0.12

Ending shares outstanding (in thousands)	165,189	165,189	136,180	136,087	131,576

Book value per share	$9.41	$9.41	$7.84	$8.35	$7.69

Gross assets under management (in millions)
Managed accounts	$60.7	$60.7	$63.8	$69.6	$818.8
Hedge & offshore funds	344.2	344.2	253.4	237.8	239.7
Mutual funds	1,661.5	1,661.5	1,497.7	1,424.1	1,199.5
Private equity and venture capital funds	72.2	72.2	73.6	69.8	77.5

Total	$2,138.6	$2,138.6	$1,888.5	$1,801.3	$2,335.5

Net assets under management (in millions)
Managed accounts	$60.7	$60.7	$63.8	$69.6	$82.7
Hedge & offshore funds	286.7	286.7	226.2	199.2	160.8
Mutual funds	1,649.5	1,649.5	1,486.1	1,414.9	1,194.2
Private equity and venture capital funds	64.3	64.3	63.4	64.5	70.0

Total	$2,061.2	$2,061.2	$1,839.5	$1,748.2	$1,507.7

Productive assets under management (in millions)
Managed accounts	$60.7	$60.7	$63.8	$69.6	$818.8
Hedge & offshore funds	207.6	207.6	163.5	142.9	115.9
Mutual funds	1,649.5	1,649.5	1,486.1	1,414.9	1,194.2
Private equity and venture capital funds	130.7	130.7	171.3	170.8	335.3

Total	$2,048.5	$2,048.5	$1,884.7	$1,798.2	$2,464.2

Employee count	494	494	479	500	493

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except per share amounts) (Unaudited)

	31-Dec-04	31-Dec-03
ASSETS
Cash and cash equivalents	$231,527	$92,688
Receivables	74,880	67,295
Investments:
Mortgage-backed securities, at fair value	11,726,689	10,551,570
Long-term investments	441,499	379,002
Reverse repurchase agreements	183,375	—
Trading securities, at market value	7,744	4,932
Due from clearing broker	95,247	89,940
Management contract intangible	14,404	16,090
Goodwill	108,013	108,013
Building, furniture, equipment and leasehold improvements, net	18,733	6,969
Other assets	26,177	12,586

Total assets	$12,928,288	$11,329,085

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Trading account securities sold short, at market value	$17,176	$9,525
Commercial paper	7,294,949	4,392,965
Repurchase agreements	3,467,569	5,095,676
Securities purchased	144,430	—
Dividends payable	65,870	56,744
Interest payable	5,894	6,188
Accrued compensation and benefits	131,218	100,901
Accounts payable, accrued expenses and other liabilities	94,288	58,558
Long-term debt	128,370	54,189

Total liabilities	11,349,764	9,774,746

Shareholders’ equity:
Common stock, 168,897 and 166,893 shares	1,689	1,669
Additional paid-in capital	1,483,640	1,443,228
Employee stock loan receivable including accrued interest (717 and 1,290 shares)	(4,890)	(8,277)
Deferred compensation	(16,863)	(2,203)
Accumulated other comprehensive (loss)/income	(38,162)	60,505
Retained earnings	153,110	59,417

Total shareholders’ equity	1,578,524	1,554,339

Total liabilities and shareholders’ equity	$12,928,288	$11,329,085

Book Value per Share	$9.46	$9.41

Shares Outstanding	166,932	165,189